Exhibit 3.6

BYLAWS

OF

TRANSUNION FINANCING CORPORATION

ADOPTED ON

JUNE 8, 2010

ARTICLE I

OFFICES

Section 1.1    Registered Office; Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2    Other Offices. The Corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

Section 2.1    Corporate Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 3.1    Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”). If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 3.2    Annual Meeting. If required by applicable law, an annual meeting of stockholders shall be held each year at such date and time as designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.3    Special Meetings. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, if one shall be elected, (ii) the President, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, (iv) the holders of a majority of the then outstanding shares of capital stock, par value $0.01 per share (the “Common Stock”), of the Corporation or (v) such other persons as the Board of Directors may designate. Such request shall state the purpose or purposes of the proposed meeting. Subject to the requirements set forth in Section 3.4 of these Bylaws, special meetings shall be held on such date and at such time as the Board of Directors shall fix. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3.4    Notice of Meetings; Waiver of Notice. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation (as amended or restated from time to time, the “Certificate of Incorporation”), notice, given in writing or by electronic transmission in accordance with Section 232 of the DGCL, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and, in the case of a special meeting, purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived by a writing signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at nor the purpose of the meeting needs to be specified in a waiver of notice.

Section 3.5    Quorum. At all meetings of stockholders, except where otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by the chairman of the meeting or by a majority in voting power of the stockholders present, but no other business shall be transacted at such meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of stockholders, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.6    Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority in voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock. Voting at meetings of stockholders need not be by written ballot.

Section 3.7    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the chairman of the meeting or by a majority in voting power of the stockholders present. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting satisfying the requirements set forth in Section 3.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.8    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 3.10 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 3.9    Stockholder Action Without a Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.10    List of Stockholders. The Secretary shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, at the discretion of the Corporation (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be open to examination by any stockholder during the time of the meeting as provided by law.

Section 3.11    Organization and Conduct.

(a)    At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in voting power of the stockholders entitled to vote, present in person or by proxy, shall act as chairman of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other person directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

(b)    The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, convening and adjourning the meeting and establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) regulations for the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman of the meeting shall so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 4.1    Number and Term of Office. The number of directors of the Corporation shall be fixed by the Board of Directors from time to time. The number of directors constituting the entire Board of Directors may be increased or decreased only pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office. Each director elected shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s death, resignation or removal. Directors need not be stockholders. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 4.2    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 4.3    Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s death, resignation or removal.

Section 4.4    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Corporation. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s death, resignation or removal.

Section 4.5    Removal. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock.

Section 4.6    Meetings.

(a)    Regular Meetings. Regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors.

(b)    Special Meetings. Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the President or at the written request of any two of the directors unless the Board of Directors consists of only one director, in which case special meetings of the Board of Directors shall be called on the written request of the sole director.

(c)    Meetings by Electronic Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)    Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first-class mail, charges prepaid, at least three (3) days before the date of the meeting.

(e)    Waiver of Notice and Presumption of Assent. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Such director shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action. Neither the business to be transacted at nor the purpose of the meeting needs to be specified in a waiver of notice. All waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7    Quorum and Voting.

(a) Unless otherwise required by law or the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the directors then in office; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the

Board of Directors, without notice other than by announcement at the meeting. If only one director is authorized, such sole director shall constitute a quorum. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b)    At each meeting of the Board of Directors at which a quorum is present, all business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 4.8    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.9    Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or any law applicable to the Corporation, directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.

Section 4.10    Committees.

(a)    Establishment of Committees. The Board of Directors may, by resolution of a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and to the extent provided in the resolution of the Board of Directors, any committee charter or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders any action or matter (other than the election of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopting, amending or repealing these Bylaws.

(b)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4.10 shall be held at such times and places as are determined by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of the time and place of all special meetings of all committees shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first-class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any special meeting of any committee may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 4.11    Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President (if a director), or, if the President is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary or other person directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 5.1    Officers Designated. The officers of the Corporation shall include a President and a Secretary of the Corporation. The Board of Directors may also elect a Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary or appropriate from time to time. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 5.2    Tenure and Duties of Officers.

(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)    The Chairman of the Board of Directors. The Chairman of the Board of Directors, if there shall be one, when present, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c)    The President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, including the active management of the business of the Corporation, unless otherwise provided by the Board of Directors. The President shall, in the absence of the Chairman of the Board of Directors or if a Chairman of the Board of Directors shall not have been elected, preside at each meeting of the Board of Directors or the stockholders and shall see that orders and resolutions of the Board of Directors are carried into effect. The President shall have power to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. The President shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the President’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to the Board of Directors. In general, the President shall perform all duties incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)    Executive Vice Presidents and Vice Presidents. The Executive Vice President, or if there shall be more than one, the Executive Vice Presidents in the order determined by the Board of Directors or by the President, shall, in the absence or disability of the President or whenever the office of President is vacant, act with all of the powers and be subject to all of the restrictions of the President. The Executive Vice Presidents and Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)    The Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall keep in safe custody the seal of the Corporation, if one be adopted, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall perform all other duties given to the Secretary in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the President, shall, in the absence or disability of the Secretary, perform the duties of the Secretary. The Assistant Secretaries shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)    The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g)    Other Officers, Assistant Officers and Agents. Officers, Assistant Officers and Agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 5.3    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.4    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.5    Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF

SECURITIES OWNED BY THE CORPORATION

Section 1.    Section 6.1    Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, certificates of shares of stock owned by the Corporation shall be executed, signed or endorsed by the Chairman of the Board of Directors or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, unless otherwise required by law, may be executed, signed or endorsed by the Chairman of the Board of Directors, the President, any Vice President, the Secretary or Treasurer or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 6.2    Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President, the Secretary, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 7.1    Form and Execution of Certificates. The Corporation may issue shares of any class or series of stock in certificated or uncertificated form, as determined by the Board of Directors. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were an officer at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.1 or otherwise required by law or with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.2    Lost Certificates. A new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 7.3    Fixing Record Dates. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to express consent to corporate action in writing without a meeting, (c) to receive payment of any dividend or other distribution or allotment of any rights, (d) to exercise any rights in respect of any change, conversion or exchange of stock or (e) for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.4    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 8.1    Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

DIVIDENDS

Section 9.1    Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 9.2    Dividend Reserve. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE X

FISCAL YEAR

Section 10.1    Fiscal Year. The fiscal year of the Corporation shall end on December 31 or such other date as shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 11.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended or revised, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the executor, administrator or other legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article XI, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of the Corporation.

Section 11.2.    Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XI or otherwise.

Section 11.3    Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such suit to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification and/or advancement of expenses under applicable law.

Section 11.4    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 11.5.    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 11.6.    Amendment, Modification or Repeal. The provisions of this Article XI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of this Article XI), in consideration of such person’s past or current and any future performance of services for the Corporation, and pursuant to this Article XI the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors or officers of the Corporation, the rights conferred under this Article XI are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this by-law. With respect to any directors or officers of the Corporation who commence service following adoption of this Bylaw, the rights conferred under this provision shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Neither amendment nor alteration nor repeal nor modification (whether by merger, consolidation, or otherwise) of any provision of this Article XI nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article XI shall eliminate or reduce the effect of this Article XI in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, alteration, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article XI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

Section 11.7    Other Indemnification and Prepayment of Expenses. This Article XI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 11.8    Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XI.

ARTICLE XII

NOTICES

Section 12.1    Notices.

(a)    Notice to Stockholders. Whenever notice is required to be given to any stockholder under any provisions of these Bylaws, the Certificate of Incorporation or pursuant to the DGCL, such notice shall be given in writing and may be sent by U.S. mail or by facsimile, telegraph or telex or by electronic mail or other applicable electronic means consented to by such stockholder in accordance with Section 232 of the DGCL. If notice is given by U.S. mail, it shall be sent postage prepaid and addressed to such stockholder’s last known post office address as shown by the stock record of the Corporation. Notwithstanding the foregoing, written notice to stockholders for purposes other than stockholder meetings may also be sent by nationally recognized overnight courier, addressed to such stockholder’s last known post office address as shown by the stock record of the Corporation.

(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) of this Section 12.1, as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex, telegram or by electronic mail, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)    Affidavit of Notice. An affidavit of notice, executed by a duly authorized and competent employee of the Corporation, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)    Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as of the time of mailing, and all notices given by facsimile, telex, telegram or by electronic mail shall be deemed to have been given as of the sending time recorded at time of transmission or, if applicable, as of the time set forth in Section 232 of the DGCL.

(e)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)    Failure to Receive Notice. Subject to applicable law, the period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to such stockholder in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice if the giving of such notice complied with this Section 12.1.

(g)    Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the Corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required; provided, that the mailing of such notices and/or payments, as applicable, complied with these Bylaws. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph. Notwithstanding the foregoing, this Bylaw shall not apply to notice given by means of electronic transmission.

ARTICLE XIII

AMENDMENTS

Section 13.1    Amendments. These Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the Common Stock. The Board of Directors shall also have the power to adopt, amend, or repeal these Bylaws.

ARTICLE XIV

CERTAIN BUSINESS COMBINATIONS

Section 14.1    Certain Business Combinations. The Corporation, by the affirmative vote (in addition to any other vote required by law or the Certificate of Incorporation) of its stockholders holding a majority of the shares entitled to vote, expressly elects not to be governed by Section 203 of the DGCL.

ATTESTATION

The undersigned, being the Secretary of TRANSUNION FINANCING CORPORATION, does hereby certify the foregoing to be the Bylaws of the Corporation duly adopted effective June 9, 2010.

/s/ John W. Blenke
John W. Blenke,
Secretary

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[SIGNATURE PAGE TO TRANSUNION FINANCING CORPORATION BYLAWS]